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EXHIBIT 99.4(d)

Fixed Account Accumulation Value Endorsement (Form 0806-DA84)
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                                                                 EXHIBIT 99.4(d)


FIRST CAPITAL LIFE
INSURANCE COMPANY


                  FIXED ACCOUNT ACCUMULATION VALUE ENDORSEMENT

This endorsement becomes part of the contract to which it is attached.

The following is added at the end of the Contract Maintenance Charge subsection of the Contract Value section:

     Regardless of anything in the contract to the contrary, we guarantee:

     1) that the contract maintenance charge assessed to the Fixed Account will not exceed $30 annually; and

     2) that if no premium is paid into the Fixed Account during a contract year, the contract maintenance charge may only be imposed to the extent that it is deducted from interest in excess of 3% per annum.

Signed for the Company at San Diego, California.


     /s/ ANDREW L. LOEB             /s/ FRED A BUCK
     Secretary                      President



0806-DA84                                                              b